As filed with the Securities and Exchange Commission on February 27, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Autobytel Inc.
(Exact name of registrant as specified in its charter)
Delaware	33-0711569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
18872 MacArthur Boulevard, Suite 200 Irvine, California 92612-1400 (949) 225-4500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Glenn E. Fuller, Esq.
Executive Vice President, Chief Legal and
Administrative Officer and Secretary
18872 MacArthur Blvd., Suite 200
Irvine, California  92612-1400
(949) 225-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Keith Paul Bishop, Esq.
Allen Matkins Leck Gamble Mallory & Natsis LLP
1900 Main Street, 5th Floor
Irvine, California  92614-7321
Telephone:  (949) 553-1313

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share, and associated preferred stock purchase right (2)	(3)	(4)	(4)
Preferred Stock, $0.001 par value per share	(3)	(4)	(4)
Debt Securities	(3)	(4)	(4)
Warrants	(3)	(4)	(4)
Total	(3)		$75,000,000	$9,660

(1)	Calculated pursuant to Rule 457(o) under the Securities Act based on the maximum aggregate offering price of all the securities.
(2)	Each share of registrant's common stock being registered hereunder, if issued prior to the termination by the registrant of its Tax Benefit Preservation Plan dated May 26, 2010 with Computershare Trust Company, N.A., includes rights to acquire Series A Junior Participating Preferred Stock. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the registrant's common stock and have no value except as reflected in the market price of the shares to which they are attached.
(3)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum initial offering price of the securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the offering of the securities hereunder and is not specified as to each type of security pursuant to General Instruction II.D. of Form S-3.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 27, 2014
Prospectus
$75,000,000
Autobytel Inc.
Common Stock
Preferred Stock
Debt Securities
 Warrants

We may, from time to time, offer to sell up to $75,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus.  We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.
This prospectus describes some of the general terms that may apply to these securities.  The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, or in a free writing prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.  You should read this prospectus, the information incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectuses carefully before you invest.
We may sell the securities directly to investors or through underwriters or dealers or agents designated from time to time on a delayed or continuous basis.  For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement.  If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the NASDAQ Capital Market under the symbol ABTL.
Investing in our securities involves a high degree of risk.  See "Risk Factors" on page 6 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.
___________________________
The date of this prospectus is ______________, 2014.

TABLE OF CONTENTS
Page

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
DESCRIPTION OF COMMON STOCK	7
DESCRIPTION OF PREFERRED STOCK	14
DESCRIPTION OF DEBT SECURITIES	16
DESCRIPTION OF WARRANTS	23
LEGAL OWNERSHIP OF SECURITIES	25
PLAN OF DISTRIBUTION	29
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND MORE INFORMATION	30
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	30

___________________________
You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectuses that we have authorized.  We have not authorized anyone to provide you with different information.  We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement or free writing prospectus in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus, any applicable prospectus supplement or free writing prospectuses and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectuses, or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.
___________________________
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process.  Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.  This prospectus provides you with a general description of the securities we may offer.
Each time we sell any type or series of securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus.  You should read carefully this prospectus, any prospectus supplement and any free writing prospectuses that we have authorized for use in connection with a specific offering, together with additional information described under the heading "Incorporation of Certain Information by Reference."
In this prospectus and any accompanying prospectus supplement, except as otherwise noted or unless the context indicates otherwise, references to "Autobytel," the "Company," "we," "our," and "us" refer to Autobytel Inc. and its consolidated subsidiaries.
i

SUMMARY
This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision.  You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectuses, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectuses, and under similar headings in the other documents that are incorporated by reference into this prospectus.  You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
About Autobytel Inc.
Overview
We are an automotive marketing services company that assists automotive retail dealers and automotive manufacturers market and sell new and used vehicles to consumers through our programs for online lead referrals, dealer marketing products and services, and online advertising programs and mobile products.  Our consumer-facing automotive websites, which include our flagship website Autobytel.com®, provide consumers with information and tools to aid them with their automotive purchase decisions and the ability to submit inquiries requesting dealers to contact the consumers regarding purchasing or leasing vehicles.  For consumers who may not be able to secure loans through conventional lending sources, our websites provide these consumers the ability to submit inquiries requesting dealers or other lenders that may offer vehicle financing to these consumers to contact the consumers regarding vehicle financing.  Our mission for consumers is to be "Your Lifetime Automotive Advisor®" by engaging consumers throughout the entire lifecycle of their automotive needs.
Recent Loan Amendment
On January 13, 2014, we entered into a Credit Facility Amendment with Union Bank, N.A. ("Union Bank"), amending our existing loan agreement with Union Bank.  The Credit Facility Amendment provides for (i) a new $9.0 million term loan; and (ii) amendments to our existing $8.0 million working capital revolving line of credit.  For additional information concerning the Credit Facility Amendment, please see our Current Report on Form 8-K, including the exhibits thereto, filed with the SEC on January 17, 2014, which is incorporated by reference into the registration statement of which this prospectus is a part.
Recent Acquisitions
On January 13, 2014, we entered into and consummated a Membership Interest Purchase Agreement pursuant to which we acquired all of the issued and outstanding membership interests in AutoUSA, LLC, a Delaware limited liability company ("AutoUSA").  AutoUSA is a (i) lead aggregator purchasing internet-generated automotive consumer leads from third parties and reselling those consumer leads to automotive vehicle dealers; and (ii) reseller of third party products and services to automotive dealers ("Acquired Business").  In connection with this transaction, the seller contributed the assets, subject to certain exceptions, used by seller in the Acquired Business to AutoUSA, and AutoUSA assumed specified liabilities and obligations related to the Acquired Business.  For additional information concerning the Membership Interest Purchase Agreement and related agreements, please see our Current Report on Form 8-K, including the exhibits thereto, filed with the SEC on January 17, 2014, which is incorporated by reference into the registration statement of which this prospectus is a part.
On September 30, 2013, we entered into an Asset Purchase Agreement pursuant to which we acquired substantially all of the assets of Advanced Mobile, LLC, a Delaware limited liability company, and Advanced Mobile Solutions Worldwide, Inc., a Delaware corporation.  Prior to the acquisition, these privately-held sellers operated under common ownership in Wayne, Pennsylvania, and shared operating staff and other administrative and operational resources.  The acquired business provides mobile marketing solutions (e.g., mobile applications, mobile portals, mobile websites, text-chat, mobile text marketing, self-service mobile messaging, quick response codes, text messaging, short message service and multimedia message service) for the automotive industry.  The acquired assets consisted primarily of customer contracts, technology license rights and rights in domain names and short codes used for SMS texting.  For additional information concerning this Asset Purchase Agreement, please see our Current Report on Form 8-K, including the exhibit thereto, filed with the SEC on October 3, 2013, which is incorporated by reference into the registration statement of which this prospectus is a part.
Risks Associated With Our Business
Our business is subject to numerous risks as described under the heading "Risk Factors" contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Company Information
We were incorporated in Delaware in 1996.  Our principal executive office is located at 18872 MacArthur Blvd., Suite 200, Irvine, California 92612-1400, and our telephone number is (949) 225-4500.  Our website address is www.autobytel.com.  Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.  Our website address is included in this document as an inactive textual reference only.

The Securities We May Offer
We may, from time to time, offer to sell up to $75,000,000 of any combination of our common stock, preferred stock, debt securities or warrants to purchase any of such securities, either individually or in combination with other securities at prices and on terms to be determined at the time of any offering.  We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities on exercise of warrants.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity date, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.
The prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or to or through agents, underwriters or dealers.  We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:
•	the names of those agents, underwriters or dealers;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time.  Holders of shares of our common stock are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval.  Subject to the rights of the holders of any preferred stock which may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends.  Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.  Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.  The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.  In this prospectus, we have summarized certain general features of our common stock under the caption "Description of Common Stock."  We urge you to read the applicable prospectus supplement (and any related free writing prospectuses that we may authorize) related to any common stock being offered.
Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series.  Under our certificate of incorporation, our board of directors has the authority to designate up to 11,445,187 shares of preferred stock in one or more series and to determine the rights, powers (including voting powers), preferences and privileges, and the qualifications, limitations or restrictions thereof, granted or imposed upon any wholly unissued series of preferred stock, any or all of which may be greater than the rights of the common stock.  Our board of directors has previously designated 2,000,000 shares of the preferred stock as Series A Junior Participating Preferred Stock.  We are not offering any of the Series A Junior Participating Preferred Stock under this prospectus.  See "Description of Common Stock - Tax Benefit Plan."
If we sell any series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will fix in the certificate of designation relating to that series the designations, rights, powers (including voting powers), preferences and privileges of that series of preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and number of shares constituting the series.  Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.
We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock.  In this prospectus, we have summarized certain general features of our preferred stock under "Description of Preferred Stock."  We urge you to read the applicable prospectus supplement (and any free writing prospectuses that we may authorize) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities will rank equally with any other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness.  Convertible debt securities will be convertible into or exchangeable for our common stock or other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee.  In this prospectus, we have summarized certain general features of the debt securities under "Description of Debt Securities."  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectuses that we may authorize) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants.  We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series.  We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.  In this prospectus, we have summarized certain general features of the warrants under "Description of Warrants."  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectuses that we may authorize) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants.  We have filed the form of warrant agreement and form of warrant certificate containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and/or form of warrant certificate that describe the terms of the particular series of the warrants being offered, and any supplemental agreements, before the issuance of those warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates.  Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent.  We will disclose the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS
An investment in our securities is subject to a high degree of risk.  Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties under the heading "Risk Factors" included in the applicable prospectus supplement and any related free writing prospectuses, and in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and all amendments to those reports filed with the SEC, which are incorporated by reference into this prospectus in their entirety, together with the other information in this prospectus, the documents incorporated by reference and any free writing prospectuses that we may authorize for use in this offering.  The risks described in these documents are not the only risks that we may face, but those that we consider to be material.  There may be other unknown or unpredictable economic, business, competitive, regulatory or other circumstances that could materially and adversely affect our business, financial condition, results of operations, or cash flows.  Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.  If any of these risks actually occurs, our business, financial condition, results of operations, or cash flows could be materially and adversely affected.  As a result, the price of our securities could decline significantly, resulting in a loss of all or part of your investment.  Please read carefully the section entitled "Forward-Looking Statements."
FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements.  Forward-looking statements include all statements that are not historical facts.  In some cases, you can identify forward-looking by words such as "believes," "expects," "anticipates," "may," "will," "should," "seeks," "approximately," "intends," "plans," or "estimates," or the negative of these words, or other similar expressions.  In particular, statements regarding expectations or opportunities, industry and other trends, new product expectations and capabilities, and our outlook regarding future financial performance or condition are forward-looking statements.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied.  Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under "Risk Factors" in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q, any subsequently filed amendments to those reports, and in the applicable prospectus supplement and any free writing prospectuses that we authorize for a specific offering.  You should not place undue reliance on any forward-looking statements, which speak only as of the date such statements were first made.  Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we may use the net proceeds from the sale of the securities for working capital, repayment of indebtedness, and other general corporate purposes.
We may also use some or all of the net proceeds to acquire or invest in businesses, products, or technologies that are complementary to our own.  Pending these uses, the net proceeds will be invested in short-term, interest bearing instruments.

DESCRIPTION OF COMMON STOCK
General
The following summary describes the material provisions of our common stock.  The summary in this prospectus is not a complete description of our common stock, outstanding warrants and convertible notes.  We urge you to read our Fifth Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation") and our Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Our Certificate of Incorporation authorizes the issuance of up to 55,000,000 shares of common stock, par value $0.001 per share, of which 8,909,737 shares were issued and outstanding as of February 21, 2014.
Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the common stock that the prospectus supplement covers.
Dividend Rights
Subject to the dividend rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock will be entitled to receive dividends (payable in cash or otherwise) when, as and if declared by our Board of Directors.  We have never paid a cash dividend on our common stock and do not currently anticipate a cash dividend in the near future.  The payment of any future dividends on common stock will depend on our earnings, cash flows and financial conditions and will be subject to legal and contractual restrictions.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities.  If we have preferred stock outstanding at that time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.
Voting Rights
Each holder of our common stock is generally entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of our stockholders.  Except as otherwise required by law, holders of common stock (as well as holders of any preferred stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval.  At the election of directors, each holder of stock of any class or series is entitled to one vote for each share.  Any matter brought before the stockholders for a vote, other than the election of directors, will generally be decided by the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the meeting and on such proposal, unless the matter is one in which an express provision of the Delaware General Corporation Law ("DGCL"), our Certificate of Incorporation, our Bylaws, the rules or regulations of any stock exchange applicable to us, applicable law or pursuant to any regulation applicable to us or our securities requires a different vote, in which case the express provision will govern and control the decision of the matter.  Directors are elected by a plurality of the votes cast and there are no cumulative voting rights with respect to the election of directors or any other matters.
Conversion, Redemption and Preemptive Rights
Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.  The rights of the holders of our common stock are subject to, and may be adversely affected by the rights of the holders of any series of our preferred stock.

Warrants
As part of the acquisition of substantially all of the assets of two Florida companies (Autotropolis, Inc. and Cyber Ventures, Inc.) in 2010, we issued a warrant to purchase 400,000 shares of our common stock at an exercise price of $4.65 per share (as adjusted for stock splits, stock dividends, combinations and other similar events).  This warrant became exercisable on September 16, 2013 and expires on September 16, 2018.
In connection with our acquisition of all of the issued and outstanding membership interests of AutoUSA, we issued a warrant to purchase up to 69,930 shares of our common stock, at an exercise price of $14.30 per share.  The number of shares of our common stock that may be issued under the warrant and the warrant exercise price are subject to adjustment as set forth in the warrant.  Absent a change in control of the Company, the warrant cannot be exercised prior to January 13, 2017 and expires on January 31, 2019.
Convertible Notes
In connection with our 2010 acquisition of assets from the two Florida companies discussed above, we issued a convertible subordinated promissory note for $5.0 million to the sellers.  The entire outstanding balance of the convertible note is to be paid in full on September 30, 2015.  At any time after September 30, 2013, the holders of the convertible note may convert all or any part of, but in 40,000 minimum share increments, the then outstanding and unpaid principal of the convertible note into fully paid shares of our common stock at a conversion price of $4.65 per share (as adjusted for stock splits, stock dividends, combinations and other similar events).  In the event of default, the entire unpaid balance of the convertible note will become immediately due and payable and will bear interest at the lower of 8% per year and the highest legal rate permissible under applicable law.
In connection with our acquisition on January 13, 2014 of all of the issued and outstanding membership interests of AutoUSA, we issued a convertible subordinated promissory note in the amount of $1.0 million and providing for a lump sum payment of principal five years after the issuance, an interest rate of 6% per annum and the right of the holder to convert the unpaid principal into 61,200 shares of our common stock, at a per share conversion price of $16.34, as adjusted for stock splits, stock dividends and other similar events as set forth in the convertible note (which conversion price reflected a 20% premium over the closing price of a share of the Company Common Stock on the NASDAQ Stock Market on the closing date).  Absent a change in control of the Company, the convertible note cannot be converted prior to January 31, 2017.
Stock Options
As of February 21, 2014, there were 2,060,774 shares of common stock reserved for issuance under our stock option and other equity compensation plans.  Of this total, 1,935,053 were reserved for issuance upon exercise of outstanding stock options that have been previously granted under our plans and inducement awards, and 125,721 may be granted in the future under our 2010 Equity Incentive Plan.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and of Delaware Law
Our Certificate of Incorporation, our Bylaws and Delaware law contain provisions that may have the effect of delaying, deferring or preventing a takeover attempt that a stockholder might consider in its best interest, including those attempts that result in a premium over the market price for the shares held by stockholders.  Following is a description of certain of the anti-takeover effects of these provisions.
Authorized but Unissued Capital Stock.  Our Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock, and to determine, with respect to any such series of preferred stock, the number of shares to be included in any series and the rights, powers (including voting powers), preferences and privileges, and the qualifications, limitations, or restrictions thereof.  The DGCL does not require stockholder approval for any issuance of previously authorized shares of our capital stock (although stockholder approval may be required in some cases by the rules of the stock exchange in which our shares are then listed).  These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.  In addition, provisions which could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.
Section 203 General Corporation Law of the State of Delaware.  We are a Delaware corporation that is subject to Section 203 of the DGCL.  That statute provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:
•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•	at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
For purposes of Section 203, a "business combination" includes certain mergers, asset or stock sales and other transactions involving the interested stockholder.  Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns (or within the previous three years did own) 15% or more of our voting stock.
Section 203 could prohibit or delay a merger or other takeover attempt and, accordingly, may discourage attempts to acquire us.
Charter Provisions.  Our Certificate of Incorporation and/or Bylaws include anti-takeover provisions that:
•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;
•	specify that special meetings of our stockholders can be called only by our board of directors, a committee of the board of directors, the Chairman of our board of directors or our President;
•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;
•	provide that our Bylaws may be amended by our board of directors without stockholder approval;
•	allow our board of directors to establish the size of our board of directors;
•	divides our board into three classes, with each class holding office for staggered three-year terms;
•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum; and
•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors.

These and other provisions contained in our Certificate of Incorporation or Bylaws could delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders may receive a premium over current market prices or may limit the ability to any stockholders to remove management or approve transactions that they deem in their best interests, and, therefore, could affect the market price of our common stock.
Tax Benefit Plan
Effective as of May 26, 2010, we entered into a Tax Benefit Preservation Plan, between us and Computershare Trust Company, N.A., as rights agent (the "Plan").  Our board of directors adopted the Plan to protect stockholder value by preserving important tax assets.  Our stockholders approved the Plan at our 2011 annual meeting of stockholders.
We have generated substantial net operating loss carryovers and other tax attributes for United States federal income tax purposes ("Tax Benefits") that can generally be used to offset future taxable income and therefore reduce federal income tax obligations.  However, our ability to use the Tax Benefits will be adversely affected if there is an "ownership change" of the Company as defined under Section 382 of the Internal Revenue Code ("Section 382").  In general, an ownership change will occur if the Company's "5% shareholders" (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period.  The Plan was adopted to reduce the likelihood that the Company's use of its Tax Benefits could be substantially limited under Section 382.
The following description of terms of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  You are urged to read carefully the Plan in its entirety as the discussion below is only a summary.
Rights.  Pursuant to the Plan, our board of directors declared a dividend of one preferred share purchase right (each a "Right" and together the "Rights") for each outstanding share of our common stock under the terms of the Plan.  The dividend was payable on June 11, 2010 ("Record Date") to the stockholders of record as of the close of business on that date.  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, ("Junior Preferred Stock") at a price of $8.00 per one one-hundredth of a share of Junior Preferred Stock (the "Purchase Price"), subject to adjustment or, in circumstances described below, to instead acquire shares of common stock.  In the event that any person becomes an "Acquiring Person" (as defined in the Plan), each holder of a Right, other than Rights owned by the Acquiring Person, related persons or transferees (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right (including payment of the Purchase Price), in lieu of shares of Junior Preferred Stock, that number of shares of common stock (subject to any delay of exercisability approved by our board of directors) having a market value of two times the Purchase Price.  The description and terms of the Rights are set forth in the Plan.
Preferred Stock.  The terms of the shares of Junior Preferred Stock, including rights to dividends and distributions, purchasable upon exercise of the Rights have been previously authorized as set forth in the Company's Amended Certificate of Designation of Series A Junior Participating Preferred Stock, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  Because of the nature of the Junior Preferred Stock's dividend and liquidation rights, the value of the one one-hundredth interest in a share of Junior Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock.
Subject to the rights of the holders of any shares of any series of our preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock, and of any other junior stock, shall be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of (a) $1.00 per share or (b) subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.  In the event we shall at any time declare or pay any dividend on the common stock payable in shares of common stock, or effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.
The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided above immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided, that in the event no dividend or distribution shall have been declared on the common stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
We are prohibited from declaring or paying dividends or making other distributions on shares of our stock ranking junior to our Junior Preferred Stock, including our common stock, whenever dividends or distributions payable on our Junior Preferred Stock are in arrears.  During those periods, we are also prohibited from redeeming or repurchasing shares of any stock ranking junior to the Junior Preferred Stock, including our common stock (except that we may redeem or repurchase shares of such junior stock in exchange for shares of any stock ranking junior to the Junior Preferred Stock).
Upon any liquidation, dissolution or winding up, we may not make a distribution to the holders of shares ranking junior to the Junior Preferred Stock, including our common stock, unless, prior thereto, the holders of our Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of payment, provided that the holders of the Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to adjustment, equal to 100 times the aggregate amount to be distributed to the holders of our common stock.
Exercisability of Rights; Distribution Date.  Until the earlier to occur of (i) the close of business on the tenth business day following the first date of public announcement that a person, entity or group (each, a "person") has become an Acquiring Person, by acquiring ownership of 4.90% or more of the outstanding shares of common stock, or that our board of directors has concluded that a person has become an Acquiring Person, or (ii) the close of business on the tenth business day (or, except in certain circumstances, such later date as may be specified by our board of directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the ownership by a person (with certain exceptions) of 4.90% or more of the outstanding shares of common stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to common stock certificates outstanding as of the Record Date (or any book-entry shares in respect thereof), only by such common stock certificate (or registration in book-entry form), and the Rights will be transferable only in connection with the transfer of common stock.  The Rights are not exercisable until the Distribution Date.
For purposes of the Plan, ownership is in general determined pursuant to applicable rules and regulations of the Internal Revenue Code, including Section 382, and by the definition of "beneficial ownership" of Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  Ownership for Section 382 purposes is generally determined by an economic test, while the Securities and Exchange Commission's definition of "beneficial ownership" focuses generally on the right to vote or control disposition of the shares.
Term of the Tax Benefit Preservation Plan and Expiration of Rights.  The Rights will expire upon the earliest of:  (i) the close of business on May 26, 2014 unless that date is advanced or extended, (ii) the time at which the Rights are redeemed or exchanged under the Plan, (iii) the repeal of Section 382 or any successor statute if the board of directors determines that the Plan is no longer necessary for the preservation of the Company's Tax Benefits, (iv) the beginning of a taxable year of the Company to which our board of directors determines that no Tax Benefits may be carried forward, or (v) such time as our board of directors determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company.  The Plan requires our board of directors to consider the determination under subsection (v) at least annually.
Transferability of Rights.  The Plan provides that until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be attached to and will be transferred with and only with our common stock.  Until the Distribution Date (or the earlier expiration or redemption of the Rights), new shares of common stock issued after the Record Date upon transfer or new issuances of common stock will contain a notation incorporating the Rights by reference (with respect to shares represented by certificates) or notice thereof will be provided in accordance with applicable law (with respect to uncertificated shares).  Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates representing shares of common stock outstanding as of the Record Date, even without such notation, or the transfer by book-entry of any uncertificated shares of common stock, will also constitute the transfer of the Rights associated with such shares.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and the Rights will thereafter be evidenced solely by such separate Right Certificates.
Cashless Exercise of Rights.  If any person becomes an Acquiring Person, our board of directors, in its sole discretion, may permit the Rights, other than Rights owned by the Acquiring Person, related persons or transferees (which will thereupon become null and void), to be exercised by the holders of the Rights without cash payment by surrendering the Rights Certificates (as defined below) for 50% of the shares of common stock that would otherwise be received upon exercise and payment of the Purchase Price.
Exchange Option.  At any time after any person becomes an Acquiring Person but before the acquisition by such Acquiring Person of ownership of 50% or more of the shares of common stock then outstanding, our board of directors, at its option, may exchange the Rights other than Rights owned by such Acquiring Person, related persons, or transferees (which will have become null and void), in whole or in part, for shares of common stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of common stock, or a fractional share of preferred stock of equivalent value, per Right (subject to adjustment).
Redemption of Rights.  At any time before the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right ("Redemption Price") payable, at the option of the Company, in cash, shares of common stock or such other form of consideration as the board of directors shall determine.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price as rounded to the nearest $0.01.
Stockholders Owning 4.90% or More as of Plan Adoption Date.  Stockholders who owned 4.90% or more of our outstanding common stock as of the close of business on the Plan Adoption Date will not be deemed an Acquiring Person and will not trigger the Plan so long as they do not (i) acquire any additional shares of common stock or (ii) fall under 4.90% ownership of common stock and then re-acquire 4.90% or more of the common stock.  The Plan does not exempt any future acquisitions of common stock by such persons.
Exemptions.  Under the Plan, our board of directors may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Plan if the board of directors determines that that person's ownership of common stock will not be likely to directly or indirectly limit the availability of the Company's Tax Benefits or is otherwise in the best interests of the Company.  Our board of directors also has the authority under the Plan to grant exemptions for certain inadvertent acquisitions, subject to specified conditions.  Our board of directors does not have any obligation, implied or otherwise, to grant any such exemptions.
Anti-Dilution.  The Purchase Price payable, and the number of shares of preferred or common stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution, including, in the event of stock dividends, distributions (excluding regular periodic cash dividends) or the grant of subscription rights or warrants to stockholders.
No Stockholder Rights.  Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Amendment of Plan.  For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than the Acquiring Person, related persons or transferees).
This summary description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Stock Exchange Listing
Our common stock is listed on the NASDAQ Capital Market under the symbol ABTL.
Transfer Agent and Registrar
Computershare Trust Company, N.A. acts as transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK
General
The following summary describes the material provisions of our preferred stock.  The summary in this prospectus is not complete.  We urge you to read our Certificate of Incorporation and our Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.
Our Certificate of Incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 11,445,187 shares of preferred stock, par value $0.001 per share, in one or more series, and to fix the number of shares to be included in any series and the designation, power (including voting powers), preferences and privileges and the qualifications, limitations or restrictions of all shares of that series.  We may amend our Certificate of Incorporation from time to time to increase the number of authorized shares of preferred stock.  Any such amendment would require the approval of the holders of a majority of our outstanding stock entitled to vote, with all such holders voting as a single class.  Two million shares of preferred stock have been designated as Junior Preferred Stock, as further described above under "Description of Common Stock – Tax Benefit Plan."  As of the date of this prospectus, no shares of Junior Preferred Stock are issued and outstanding.  The Junior Preferred stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of our preferred stock.
We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering.  We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:
•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible for our common stock or other securities of ours, and, if applicable, the conversion period, conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price or how it will be calculated, and under what circumstances it may be adjusted;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
If we issue shares of preferred stock under this prospectus the shares will be fully paid and non-assessable.
The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation, dissolution or winding up.  The issuance could have the effect of decreasing the market price of the common stock.  The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.  Unless the context requires otherwise, whenever we refer to the indenture, we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture.  The indenture will be qualified under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act").  We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue.  It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount.  These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or "OID," because of interest payment and other characteristics.  Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000, and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities.  We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety.  However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any debt securities of that series, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of (or premium, if any) on any debt securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement with respect to that series contained in the indenture or otherwise established with respect to that series pursuant to the indenture, other than a covenant or agreement specifically included solely for the benefit of one or more debt securities other than that series, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default described in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of (premium, if any) and accrued and unpaid interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of that series shall be automatically due and payable without any declaration or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other inconsistent directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under "Description of Debt Securities—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such shorter period set forth in applicable escheat, abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series.  Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement.  While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.  The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus.  We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent, if any, or any other office, including ours, indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of any related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the "holders" of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders' consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under "Special Situations When a Global Security Will Be Terminated."  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•
financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods.  We may sell the securities in one or more of the following ways from time to time:
•	to or through underwriters or dealers;
•	directly to one or more purchasers; or
•	through agents.
The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to Autobytel from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and
•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.
Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.  Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).
In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.  Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Autobytel will sell such offered securities to the dealer, as principal.  The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale.  The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
Offered securities may be sold directly by Autobytel to one or more institutional purchasers, or through agents designated by Autobytel from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale.  Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Autobytel to that agent will be set forth, in the prospectus supplement relating to that offering.  Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Other than our common stock, which is listed on the NASDAQ Capital Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange.  Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to official notice of issuance.  Any underwriters to whom Autobytel sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you that there will be a market for the offered securities.
LEGAL MATTERS
The validity of the securities being offered hereby is being passed upon for Autobytel Inc. by Allen Matkins Leck Gamble Mallory & Natsis LLP, Irvine, California and Pryor Cashman LLP, New York, New York.
EXPERTS
The consolidated financial statements and financial statement schedule of Autobytel Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2013, have been incorporated by reference herein in reliance on the report of Moss Adams LLP, an independent registered public accounting firm, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to "incorporate by reference" the information that we file with the SEC.  This permits us to disclose important information to you by referencing these filed documents.  Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.  We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2013, including the information to be specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A;
•	Current Report on Form 8-K filed on January 17, 2014; and
•	The description of our common stock set forth in our registration statements on Form 8-A, filed with the SEC on March 5, 1999.
We also incorporate by reference all documents we may subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing date of the registration statement of which this prospectus is a part and prior to the termination of the offering.
Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in that report, is not incorporated by reference in this prospectus.
We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus.  Requests should be directed to:
Autobytel Inc.
18872 MacArthur Blvd., Suite 200
Irvine, California  92612-1400
(949) 225-4500
 Attn.:  Corporate Secretary
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements and any applicable free writing prospectuses.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  The information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus, the information contained in any accompanying prospectus supplement or related free writing prospectus will be accurate only as of the date of that document, and the information contained in any document incorporated by reference in this prospectus is accurate only as of the date of such document.  Our business, financial condition, results of operations and prospects may have changed materially since that date.
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.  Other Expenses of Issuance and Distributions.
The following table sets forth our estimates of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$ 9,660
NASDAQ Capital Market listing fee	47,000
Printing expenses	30,000
Legal fees and expenses	35,000
Accounting fees and expenses	15,000
Transfer agent's and registrar's fees and expenses	5,000
Miscellaneous fees and expenses	30,000
Total	$171,660

ITEM 15.  Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law ("DGCL") authorizes the registrant to indemnify its directors and officers subject to specified conditions.  Section 145 provides that it is not exclusive of other rights to which a director or officer may be entitled under any bylaw, agreement, vote of the stockholders or disinterested directors or otherwise.
Article IX of the registrant's Fifth Amended and Restated Certificate of Incorporation, as amended, generally requires the registrant to indemnify to the fullest extent permitted and in accordance with the laws of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably occurred provided specified conditions are met.  Article IX also requires (in the case of a director) and permits (in the case of an officer, employee or agent) the registrant to advance expenses incurred in defending a proceeding upon the receipt of an undertaking to repay the advance if it is ultimately determined that the person is not entitled to be indemnified.  The rights set forth in Article IX are not exclusive.
Article VII of the registrant's Second Amended and Restated Bylaws generally requires the registrant to indemnify to the maximum extent and in the manner permitted by the DGCL any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another enterprise provided specified conditions are met.  Article VII also requires the registrant to advance expenses incurred by a present or former officer or director in defending a proceeding upon receipt of an undertaking to repay the advance if it is ultimately determined that the person is not entitled to be indemnified.
The registrant has entered into agreements to indemnify its directors and officers to the fullest extent permitted by Delaware law.  These agreements, subject to specified conditions, indemnify the registrant's directors and officers for expenses including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as an officer or director of the registrant.
As permitted by Section 102(b)(7) of the DGCL, Article IX of the registrant's Fifth Amended and Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the registrant or any stockholder for monetary damages for breach of fiduciary duty, except for any matter in respect of which that director (1) is liable under Section 174 of the DGCL (or any amendment or successor thereto), or (2) is liable by reason that, in addition to any and all other requirements for liability, he or she (a) shall have breached his or her duty of loyalty to the registrant or its stockholders; (b) shall not have acted in good faith or, in failing to act, shall not have acted in good faith; (c) shall have acted in a manner involving intentional misconduct or a knowing violation of the law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (d) shall have derived an improper personal benefit.
The registrant has purchased directors' and officers' liability insurance for its directors and executive officers against liabilities incurred by them in such capacities, subject to certain exclusions.
The underwriting agreement(s) that the registrant may enter into may provide for indemnification by any underwriters of underwriters of the registrant, its directors, officers who sign the registration statement and the Registrant's controlling persons for some liabilities, including liabilities arising under the Securities Act.
ITEM 16.                          Exhibits.
See the Exhibit Index attached to this registration statement and incorporated by reference.
ITEM 17.                          Undertakings.
The undersigned registrant hereby undertakes:
(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            That, for purposes of determining any liability under the Securities Act of 1933:
(i)            the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and
(ii)            each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)            To file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 27th day of February, 2014.
Autobytel Inc.
By:	/s/ Jeffrey H. Coats
Jeffrey H. Coats Chief Executive Officer, President and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jeffrey H. Coats, Curtis E. DeWalt and Glenn E. Fuller, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act of 1933 to register additional securities, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 27th day of February, 2014.
Signature	Title
/s/ Michael A. Carpenter
MICHAEL A. CARPENTER	Director
/s/ Michael J. Fuchs
MICHAEL J. FUCHS	Chairman of the Board and Director
/s/ Mark N. Kaplan
MARK N. KAPLAN	Director
/s/ Jeffrey M. Stibel
JEFFREY M. STIBEL	Director
/s Janet M. Thompson
JANET M. THOMPSON	Director
/s/ Jeffrey H. Coats
JEFFREY H. COATS	Director, Chief Executive Officer and President (Principal Executive Officer)
/s/ Curtis E.DeWalt
CURTIS E. DEWALT	Chief Financial Officer (Principal Financial Officer)
/s/ Wesley Ozima
WESLEY OZIMA	Vice President and Controller (Principal Accounting Officer)

S-1

EXHIBIT INDEX
Exhibit	Description
1.1*	Form of Underwriting Agreement
2.1†
Asset Purchase Agreement dated as of September 16, 2010, by and among Autotropolis, Inc., a Florida corporation, Cyber Ventures, Inc., a Florida corporation, William Ferriolo, Ian Bentley and the Ian Bentley Revocable Trust created U/A/D 3/1/2005, Autobytel Inc., a Delaware corporation, and Autobytel Acquisition Subsidiary, Inc., a Delaware corporation, which is incorporated herein by reference to Exhibit 2.1 of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 filed with the SEC on November 12, 2010 (SEC File No. 001-34761)

2.2†
Asset Purchase Agreement dated as of September 30, 2013, by and among Autobytel Inc., a Delaware corporation, Advanced Mobile, LLC, a Delaware limited liability company, and Advanced Mobile Solutions Worldwide, Inc., a Delaware corporation, which is incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the SEC on October 3, 2013 (SEC File No. 001-34761)

2.3†
Membership Interest Purchase Agreement dated as of January 13, 2014 by and among Autobytel Inc., a Delaware corporation, AutoNation, Inc., a Delaware corporation, and AutoNationDirect.com, Inc., a Delaware corporation, which is incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the SEC on January 17, 2014 (SEC File No. 001-34761)

3.1
Fifth Amended and Restated Certificate of Incorporation of Autobytel Inc. (formerly Autobytel.com Inc.) certified by the Secretary of State of Delaware (filed December 14, 1998), as amended by Certificate of Amendment dated March 1, 1999, Second Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Autobytel dated July 22, 1999, Third Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Autobytel dated August 14, 2001, Certificate of Designation of Series A Junior Participating Preferred Stock dated July 30, 2004, and Amended Certificate of Designation of Series A Junior Participating Preferred Stock dated April 24, 2009, which is incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on April 24, 2009 (SEC File No. 000-22239), as amended by the Fourth Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Autobytel effective as of July 11, 2012, which is incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on July 12, 2012 (SEC File No. 1-34761), and as amended by Fifth Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of Autobytel Inc. dated July 3, 2013, which is incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 filed with the SEC on August 1, 2013 (SEC File No. 1-34761)

3.2
Third Amended and Restated Bylaws of Autobytel, Inc. (dated April 27, 2011, which is incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on April 29, 2011 (SEC File No. 000‑22239); and Amendment to Third Amended and Restated Bylaws of Autobytel adopted on September 13, 2012, which is incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on September 14, 2013 (SEC File No. 001‑34761).

4.1	Form of Indenture
4.2*	Form of Debt Securities

4.3*	Form of Certificate of Designation of Preferred Stock and Specimen Preferred Stock Certificate
4.4
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 filed with the SEC on November 14, 2001 (SEC file No. 000-22239))

4.5
Tax Benefit Preservation Plan dated as of May 26, 2010, between Autobytel Inc. and Computershare Trust Company, N.A., as rights agent, together with the following exhibits thereto:  Exhibit A – Form of Right Certificate; and Exhibit B – Summary of Rights to Purchase Shares of Preferred Stock of Autobytel Inc. is incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 2, 2010 (SEC File No. 000-22239)

4.6
Certificate of Adjustment Under Section 11(m) of the Tax Benefit Preservation Plan dated July 12, 2012, is incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the SEC on November 8, 2012 (SEC File No. 001-34761)

4.7	Form of Common Stock Warrant Agreement and Warrant Certificate
4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.9	Form of Debt Securities Warrant Agreement and Warrant Certificate
5.1	Opinion of Allen Matkins Leck Gamble Mallory & Natsis LLP
5.2	Opinion of Pryor Cashman LLP
23.1	Consent of Moss Adams LLP
23.2	Consent of Allen Matkins Leck Gamble Mallory & Natsis LLP (included in Exhibit 5.1)
23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee under the Indenture (to be filed separately under the electronic form type 305B2, if applicable)

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

 † Certain schedules in this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  Autobytel will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.